Exhibit 3.5.1


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                SUPPLY SALES CO.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                                    * * * * *


     Supply Sales Co., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

     FIRST: ARTICLE FIRST of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

     FIRST: Name. The name of the corporation is Anvil International, Inc. (hereinafter the "Corporation").

     SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware. All stockholders have consented in writing as provided in Section 228 of the G.C.L.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed in its corporate name this 27th day of April, 2000.

                                            SUPPLY SALES CO.



                                            By:   /s/ Thomas E. Fish
                                                ------------------------------
                                                  Name:    Thomas E. Fish
                                                  Title:   President





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